As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1746596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

Suite T-900

McLean, VA 22102

(Address, including zip code, of principal executive offices)

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Mark S. Ordan

Chief Executive Officer

Sunrise Senior Living, Inc.

7900 Westpark Drive

Suite T-900

McLean, VA 22102

(Name and address of agent for service)

(703) 272-7500

(Telephone number, including area code, of agent for service)

Copy to:

George P. Barsness, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(2)(3)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share(1)	2,500,000 shares	$4.36	$10,900,000	$777.17

(1)	This registration statement also applies to rights to purchase Series D Junior Participating Preferred Stock of Sunrise Senior Living, Inc. (the “Company” or the “Registrant”), pursuant to the Rights Agreement, dated as of April 24, 2006, as amended by the First and Second Amendments thereto, dated as of November 19, 2008 and January 27, 2010, respectively, between the Company and American Stock Transfer & Trust Company, as Rights Agent (as amended, the “Rights Agreement”), which rights are attached to, and, until the occurrence of a triggering event under the Rights Agreement, tradable only with, the Common Stock registered hereby.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover, in addition to the number of shares of Common Stock shown above, an indeterminate number of additional shares that may become issuable under the 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”) to prevent dilution as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock.

(3)	Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated based on the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on May 19, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,500,000 shares of Common Stock of the Company that may be offered and sold under the 2008 Plan, together with the associated rights under the Rights Agreement. The increase in the number of shares of Common Stock that may be offered and sold under the 2008 Plan was approved by the Company’s stockholders at the Company’s annual meeting held on May 4, 2010.

INCORPORATION BY REFERENCE

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No 333-160796) relating to the 2008 Plan filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2009 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere in this Registration Statement and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia on May 21, 2010.

SUNRISE SENIOR LIVING, INC.

By:	/S/ MARK S. ORDAN
Mark S. Ordan Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark S. Ordan his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK S. ORDAN Mark S. Ordan	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2010

/S/ JULIE A. PANGELINAN Julie A. Pangelinan	Chief Financial Officer (Principal Financial Officer)	May 21, 2010

/S/ C. MARC RICHARDS C. Marc Richards	Chief Accounting Officer (Principal Accounting Officer)	May 21, 2010

/S/ PAUL J. KLAASSEN Paul J. Klaassen	Non-Executive Chair of the Board	May 21, 2010

/S/ GLYN F. AEPPEL Glyn F. Aeppel	Director	May 21, 2010

/S/ THOMAS J. DONOHUE Thomas J. Donohue	Director	May 21, 2010

/S/ DAVID I. FUENTE David I. Fuente	Director	May 21, 2010

/S/ STEPHEN D. HARLAN Stephen D. Harlan	Director	May 21, 2010

/S/ LYNN KROMINGA Lynn Krominga	Director	May 21, 2010

/S/ WILLIAM G. LITTLE William G. Little	Director	May 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement, dated as of April 24, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), which includes the form of Certificate of Designation of the Series D Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series D Junior Participating Preferred Stock as Exhibit B and the form of Rights Certificate as Exhibit C (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 21, 2006)

4.2	First Amendment to the Rights Agreement, dated as of November 19, 2008, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2008)

4.3	Second Amendment to the Rights Agreement, dated as of January 27, 2010, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2010)

5.1*	Opinion of Hogan Lovells US LLP regarding the legality of the securities registered hereby

23.1	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ernst & Young LLP

23.4*	Consent of Ernst & Young LLP

23.5*	Consent of Deloitte & Touche LLP

23.6*	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1*	Sunrise Senior Living, Inc. 2008 Omnibus Incentive Plan, as amended

* Filed herewith

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